Exhibit 99.1
Update on the International Clinical Experience with the HeartWare(r) Ventricular Assist System Martin Strueber, MD Hannover Medical School

European and Australian Experience Overview More than 100 implants to date Over 60 patients alive on support First human clinical trial (CE Mark) enrolled 50 patients in Europe and Australia - enrollment completed Dec 2008 CE Mark approval received in January 2009 based on data on first 25 patients TGA Conformity Assessment submission in May 2009 On June 2, 2009, the final CE Mark patient (#50) reached 180 day endpoint Adverse Event data based on June 2, 2009 trial end date Outcome and survival results current to October 18, 2009

First Human Clinical Trial (CE Mark) Overview First Human Clinical Trial (CE Mark) Overview

Participating Institutions and Physicians Centers # Patients Harefield Hospital, UK 3 Asghar Khaghani, Emma Birks Royal Perth Hospital, Australia 8 Gerry O'Driscoll, Rob Larbalestier, Lawrence Dembo St. Vincent's Hospital, Australia 10 Paul Jansz, Philip Spratt Vienna General Hospital, Austria 10 Georg Wieselthaler, Heinrich Schima Hannover Medical School, Germany 19 Martin Strueber, Anna Meyer 50

General: Age: 48.5 + 13.6 years BSA: 1.51 to 2.56 m2 (mean 1.97 m2) Weight: 78.4 + 18 kg Patient Demographics (n=50) Gender Distribution Etiology

Preoperative Hemodynamics (n = 50)

Parameter	HeartWare	HM II*
Cardiac Index (L/min/m2)	1.94 ± 0.54	2.0 ± 0.6
LVEF (%)	18.7 ± 5.9	16.3 ± 5.7
BP Systolic (mmHg)	101.5 ± 13.9	95.8 ± 14.6
BP Diastolic (mmHg)	64.2 ± 10.9	61.7 ± 11.3
Mean BP (mmHg)	76.7 ± 10.6	73
PCWP (mmHg)	23.7 ± 6.5	26.1 ± 7.9
PA Systolic (mmHg)	47.6 ± 15.7	53 ± 14.1
PA Diastolic (mmHg)	27.7 ± 9.3	28.2 ± 8.8
CVP (mmHg)	12.3 ± 5.9	13.5 ± 7.8

* Miller LW et al. Use of a Continuous Flow Device in Patients Awaiting Heart Transplantation. NEJM 357;9.

Duration of Support on HeartWare(r) System (n=50) Median duration: 410 days (range: 13-984) Average duration: 406 +- 253 days 28 patients on pump > 1 year; 6 patients > 2 years 55.6 pt years cumulative support 94% of patients discharged Avg. days on pump at transplant: 337 +- 232 days Patients transplanted at 180 days: 14% Data to October 18, 2009

Trial and Device Performance Highlights (n = 50) * Compared admissions during 12 mos pre-implant vs. 12 mos post-implant Two year survival: 84% Six month survival after transplant (n = 20): 95% Survival in 60 and older subgroup (n =14): 93% Successful pericardial placements: 100% Reduction in re-hospitalizations post-op*: 80% Average pump flow: 5.9 L Shortest CPB time: 21 min Survival Device Performance Data to October 18, 2009

Competing Outcomes (N=50) Months Post Implant % of Patients Data to October 18, 2009

HeartWare Clinical Serious Adverse Events (N=50) Data to June 2, 2009 Event Number of Patients % of Patients Number of Events Event Rate per Patient Year Infection Local non-device related 7 14% 7 0.15 Sepsis 4 8% 4 0.08 Percutaneous lead infection 8 16% 9 0.19 Pump pocket infection 0 0% 0 0.00 Bleeding Requiring surgery (2 late) 8 16% 10 0.21 Requiring > 2 U PRBC only 2 8% 4 0.08 Respiratory Dysfunction 9 18% 9 0.19 Renal Dysfunction 2 8% 2 0.04 Stroke Ischemic 2 4% 2 0.04 Hemorrhagic 3 6% 3 0.06 PRIND/TIA 2 4% 3 0.06 47.7 years of follow up

Event Number of Patients % of Patients Number of Events Event Rate per Patient Year Ventricular Arrhythmias 2 4% 2 0.04 Right Heart Failure 5 10% 5 0.10 Device Replacement 2007 manufacturing defect 2 4% 2 0.04 ingested LV thrombus (d/c anti-platelet therapy) 3 6% 3 0.04 Other obstruction 2 4% 2 0.06 Hemolysis without Thrombus 0 0% 0 0.00 Driveline Fractures 0 0% 0 0.00 47.7 years of follow up AE's from entire follow up period All replacements were to HVAD(tm) Pumps HeartWare Clinical Serious Adverse Events (N=50) Data to June 2, 2009

International Trial Summary of Deaths (n = 50) Cause Number of Patients POD Died Multi-organ failure 4 15, 73, 103 and 195 Sepsis 2 13, 84 Hemorrhagic stroke 2 203 and 503

Hemodynamic Changes Post HVAD(tm) Implant (n = 50) Significant improvements pre-implant vs. post implant hemodynamic parameters p-value 0.005 p-value 0.001 p-value 0.001

International Trial Quality of Life Scores Kansas City Cardiomyopathy Questionnaire Quality of Life Time

International Trial Neurocognitive Evaluation (n = 44)

Conclusions from HeartWare International Trial Promising results with 90% survival at 180 days in first human study Successful implant in the pericardial space without surgical pump pocket Patient implant days unusually long for an LVAD trial without adversely impacting AE rates Excellent survival post transplantation

Disclaimer The HeartWare(r) Ventricular Assist System is the subject of an investigational clinical trial in the United States for a bridge-to-transplant indication. Pursuant to United States federal law, the HeartWare(r) Ventricular Assist System is restricted solely to investigational use in the United States. The HeartWare(r) Ventricular Assist System has received CE Marking and is thereby approved for sale in the European Union for use as a bridge to cardiac transplantation in patients who are at risk of death from refractory, end-stage heart failure. The following physician presentation represents one implanting center's clinical experience with the HeartWare(r) Ventricular Assist System to-date. Results may vary between clinical sites and may not be necessarily reflective of results at other clinical sites or in other countries. The comments, views and data expressed in the ensuing presentation may not reflect HeartWare's position as it applies to, among other things, the uses for which the HeartWare(r) Ventricular Assist System is approved.

Hannover Medical School Experience with the HeartWare(r) System PROF. MARTIN STRUEBER - HANNOVER MEDICAL SCHOOL, HANNOVER

The Hannover Medical School Experience 41 implants (47% clinical / 53% commercial) 2 myocardial recovery (POD 534 and POD 584) 2 patients transplanted (POD 638 and POD 770) Total duration of pump support: 28.8 years Results to date indicate: HVAD(tm) Pump is versatile and provides options for placement HVAD System is easy to use for both the physician and patient HVAD Pump provides reliable, durable support "Real World" multi- center data needed to confirm positive initial results seen in CE Mark Clinical Trial

HVAD(tm) Pump Allows for Procedural Versatility Pericardial placement straightforward Also enables rescue of other VAD patients (2) Thoracotomy placement (2) Option for patients who cannot tolerate sternotomy Note: makes cleaning out Ventricle pre-implant more challenging BiVAD placement (1)

Hannover HVAD(tm) Pump Surgical Implant

Hannover Implantation Via Lateral Thoracotomy (off pump) (off pump) (off pump) (off pump)

HVAD(tm) Pump as BiVAD at Hannover

Simplified surgical procedure All 100% pericardial placements CPB time: 36-125 min in CE Mark Trial Minimal blood products required...often none Multiple steps for other systems eliminated in HVAD(tm) implant When required, sewing ring facilitates straightforward pump exchanges (1X in post CE patients due to pre-exist thrombus in LV) Improved patient QoL Patients report peripherals are intuitive and user-friendly Hannover - HVAD(tm) Pump Ease of Use

Hannover - HVAD(tm) Pump Reliability & Durability Hannover experience in 50 patient CE Mark Study 19 implants Average time on pump: 470 + 231 days Longest patient on pump: 770 days Pump failures: 0 Driveline failures: 0 Controller failures: 0

Next? Confirm Trial Results = Real World

REVoLVE Registry

- Multi-center international registry to study HeartWare® System in "the real world"
- Unrestricted grant by HeartWare
- Data management by Hannover Medical School
- International centers invited to participate
- Presentation of first 99 International HeartWare patients targeted for ISHLT 2010



MHH Hannover Medical School